Exhibit 99.1

SciPlay Names Jim Bombassei as Chief Financial Officer

Las Vegas, October 13, 2022 —SciPlay Corporation (NASDAQ: SCPL) (“SciPlay” or the “Company”), one of the world’s leading mobile gaming companies, today announced the appointment of Jim Bombassei as Executive Vice President, Chief Financial Officer and Secretary, effective December 1, 2022.  As CFO, Mr. Bombassei will oversee the Company’s financial operations and partner with the leadership team and the business units on strategy and driving growth and value creation.

“SciPlay’s objective is to become the number one mobile gaming company in the world, and we are very excited to have Jim on board as we execute on our vision and continue to grow and expand,” said Josh Wilson, CEO, SciPlay.  “Jim is an accomplished and strategic financial executive with extensive global experience and a demonstrated track record of success across multiple industries.  He brings a broad perspective to SciPlay with his keen understanding of the investment community, capital markets and value creation.  As we advance on our strategy, Jim is the right leader for SciPlay’s finance organization.”

“I am thrilled to join SciPlay at this pivotal time for the Company,” said Jim Bombassei. “I am confident SciPlay is uniquely positioned to lead the industry and drive competitive differentiation. Drawn by the company’s strong culture of collaboration, innovation, and excellence, I see a compelling opportunity to drive significant growth and shareholder value and I look forward to partnering with Josh and the entire team to unlock SciPlay’s full potential.”

Mr. Bombassei has more than 25 years of experience in investor relations and corporate finance roles.  He currently serves as Senior Vice President of Investor Relations for Light & Wonder where he leads their global investor relations strategy and communications.  Prior to Light & Wonder, Mr. Bombassei held multiple senior positions during his 20+ year tenure at global media and entertainment company Paramount Global, including Senior Vice President, Treasurer & Investor Relations. Mr. Bombassei began his career in Ernst & Young’s Audit practice and is a former CPA in the State of New York.  Mr. Bombassei holds an MBA in Finance from New York University and a bachelor’s degree in Business and Economics from Lehigh University.

“SciPlay has one of the best executive leadership teams in the business glued by leadership stability and great company culture,” said Josh Wilson.  “We extend our gratitude to Daniel O’Quinn for providing SciPlay with his dedication, immeasurable guidance, and strategic contributions during his year as interim CFO.  We are happy to announce that Daniel will continue to serve as Interim CFO and Secretary until December and then continue leading our finance and accounting teams as VP, Finance.”

For more information about SciPlay, please visit sciplay.com.

About SciPlay
SciPlay Corporation (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. SciPlay currently offers social casino games Jackpot Party® Casino, Gold Fish® Casino, Quick Hit® Slots, 88 Fortunes® Slots, MONOPOLY Slots, and Hot Shot Casino®, casual games Bingo Showdown®, Solitaire Pets™ Adventure, and Backgammon Live and a variety of hyper casual games such as Rob Master 3d™, Deep Clean Inc.™ and Oh God™.  All SciPlay’s games are offered and played on multiple platforms, including Apple, Google, Facebook and Amazon. In addition to developing original games, SciPlay has access to a library of more than 1,500 real-world slot and table games provided by Light & Wonder, Inc. (f/k/a Scientific Games Corporation) and its Subsidiaries. For more information, please visit SciPlay.com.

All ® and © notices signify copyrights owned by and/or marks registered in the United States by SciPlay Games, LLC, SG Gaming, Inc., or their respective affiliates.

© 2022 SciPlay Corporation. All Rights Reserved.

Forward-Looking Statements
In this press release, SciPlay makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” “expect” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results, or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including SciPlay’s current reports on Form 8-K, quarterly reports on Form 10-Q and SciPlay’s most recent annual report on Form 10-K that was filed with the SEC on March 2, 2022 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for SciPlay’s ongoing obligations under the U.S. federal securities laws, SciPlay undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Company Contacts:

For Media Inquiries:	For Investor Relations:
Andrea Schneider	Robert Weiner
Director, Global Communications	Vice President, Investor Relations
SciPlayPress@sciplay.com	SciPlayIR@sciplay.com

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